Exhibit 99.1

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Brenda Zeitlin LabStyle Innovations	Booke and Company Inc. 1 212 490 9095
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Brenda@mydario.com

LabStyle Innovations Closes $4.2 Million Non-Brokered

Private Placement Financing

Proceeds to drive manufacturing, sales and marketing programs for LabStyle’s DarioTM in Europe and elsewhere as well as ongoing FDA efforts

CAESAREA, Israel — September 23, 2014 /PRNewswire/ – LabStyle Innovations Corp. (OTCQB:DRIO), developer of the Dario™ Diabetes Management Solution, today announced that it has closed a $4.2 million private placement offering consisting of shares of preferred stock and warrants. No placement agent was used for this financing. After estimated offering expenses, LabStyle expects to secure net proceeds of approximately $4.1 million from this financing.

LabStyle intends to use the net proceeds from the offering to leverage the positive feedback from the company’s 2014 soft launch of Dario™ in the United Kingdom and New Zealand to ramp up manufacturing and sales efforts in existing and new markets and to continue ongoing regulatory work associated with its pending FDA 510(k) application for Dario™, as well as for general working capital. LabStyle is working towards a possible FDA clearance of Dario™ in early 2015.

The lead investor in the offering is Dicilyon Consulting and Investment Ltd., an affiliate of Israeli investor David Edery, which has invested $3.0 million in the financing. The remaining investors were all institutional or accredited investors.

Pertinent terms of the financing are:

•	LabStyle issued shares of preferred stock which are convertible at any time into an aggregate of 53,418,264 shares of common stock based on a conversion price of $0.07928 per share, representing a 20% discount to the volume weighted average of LabStyle’s publicly traded common stock for the period from August 21, 2014 through September 22, 2014 (which equaled $0.0991). Such conversion price is not subject to any future price-based anti-dilution adjustments. The preferred stock does not carry any fixed coupon or dividend rights and votes on an as converted basis with LabStyle’s common stock. If the preferred stock were converted immediately, the investors in this offering would hold approximately 40% of LabStyle’s primary outstanding shares.

•	The warrants issued in the financing are exercisable for an aggregate of 26,709,132 shares of common stock (or 50% warrant coverage) at a price of $0.0951 per share for a period of four years from closing. Such exercise price is also not subject to any future price-based anti-dilution adjustments.

•	As of the closing, LabStyle’s board has appointed Mr. Rami Yehudiha, the Founder and Chief Executive Officer of LEAD, a top 10 Israeli advertising and marketing agency. Mr. Yehudiha is an appointee of Mr. Edery, and following this financing, and depending on his percentage ownership of LabStyle’s common stock from time to time, Mr. Edery shall have the right to appoint between 1 and 3 members of LabStyle’s 7 person board of directors.

Commenting on the financing Mr. Edery stated “After thorough due diligence, we are very pleased to make this fundamental and strategic investment in LabStyle. The Dario Diabetes Management Solution is a novel and cutting edge mobile health software and medical device platform that represents a significant evolution in the diabetes management market. I believe in the future of digital health medicine, where patients are more engaged and empowered by using mobile technologies, and I believe that LabStyle has the right product at the right time to be an important player in digital health market. LabStyle’s prospects are driven by significant worldwide market potential, current and pending regulatory approvals, patented intellectual property and the company’s strong team of professionals. We are optimistic that this investment will help meet LabStyle’s near term requirements and lay the foundation for the achievement of the company’s long term goal of transforming the way people with diabetes manage their daily lives. I am very much looking forward to working with LabStyle in the coming months and years as we seek to make this goal a reality.”

Erez Raphael, president and chief executive officer of LabStyle, stated “We are delighted to have identified the lead investor for this financing and to have David’s support and experience going forward. His participation represents a significant vote of confidence in both the present and future prospects for our company. With this infusion of capital, we now have a renewed opportunity to drive value for our stockholders. Our 2014 soft launch provides us with confidence that Dario has the potential to create a real difference to diabetic patients and help them improve their overall performance in managing diabetes effectively.”

Gadi Levin, chief financial officer of LabStyle, stated “This financing adds credibility to our business model and jump starts our ability to execute on our plans. We will be focusing our near term efforts on ramping up manufacturing to meet potential customer demand for Dario in the territories where the product is approved as well as accompanying sales and marketing efforts. We will also press on with our regulatory programs as we seek FDA clearance of Dario.”

In order to accommodate the number of shares of common stock underlying the preferred stock and warrants issued in the financing, LabStyle announced that it will, under authority previously granted by the company’s stockholders, effect a 5 for 1 reverse stock split of its outstanding common stock. This stock split will implemented within two weeks, and the company will make a further announcement regarding the exact timing for the stock split.

Roth Capital Partners, LLC acted as LabStyle’s financial advisor for the financing.

Further details of the financing will be available in a Current Report on Form 8-K to be filed by LabStyle with the Securities and Exchange Commission.

About LabStyle Innovations Corp.

LabStyle Innovations Corp. (OTCQB:DRIO) develops and commercializes patented technology providing consumers with laboratory-testing capabilities using smart mobile devices. LabStyle's flagship product is the Dario™ Diabetes Management Solution. Dario™ received CE mark certification in September 2013 and began a world rollout in select countries in December 2013. LabStyle filed a Premarket Notification Application, also known as a 510(k), with the US Food and Drug Administration (FDA) for the Dario™ smart meter (Dario™ Blood Glucose Monitoring System) in December 2013. LabStyle is pursuing patent applications in multiple areas covering the specific processes related to blood glucose level measurement as well as more general methods of rapid tests of body fluids using mobile devices and cloud-based services. For more information: www.mydario.com and http://mydario.investorroom.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of LabStyle Innovations Corp. (the “Company”) related thereto contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company’s results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company’s actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the results of the financing described herein and the timing for and results of the Company’s commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

© LabStyle Innovations Corp.